EXHIBIT 21
                   CERTAIN SUBSIDIARIES OF MARKEL CORPORATION


                                                         State or Other
                                                         Jurisdiction of
                                                         Incorporation or
Subsidiary                                               Organization
----------                                               ----------------

Essex Insurance Company                                      Delaware
Markel Insurance Company                                     Illinois
Shand/Evanston Group, Inc.                                   Virginia
     Evanston Insurance Company                              Illinois
Investors Insurance Holding Corporation                      New Jersey
     Investors Insurance Company of America                  New Jersey